Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	January 22, 2026		574-235-2000

1st Source Corporation Reports Record Annual Earnings,
Cash Dividend Declared, History of Increased Dividends Continues
FULL YEAR AND QUARTERLY HIGHLIGHTS
•Net income was a record $158.28 million for the year of 2025, up 19.34% from 2024 and was $41.14 million for the fourth quarter of 2025, down 2.73% from the previous quarter and up 30.87% from the fourth quarter of 2024. Diluted net income per common share was $6.41 for the year of 2025, up 19.59% from 2024 and was $1.67 for the fourth quarter of 2025, down 2.34% from the previous quarter and up 31.50% from the prior year’s fourth quarter. These results include $5.81 million and $8.68 million in pre-tax losses during the fourth quarter and full year, respectively, from repositioning of available-for-sale securities.
•Return on average assets increased to 1.76% and return on average common shareholders’ equity increased to 13.16% for the full year 2025 from 1.52% and 12.54%, respectively, in 2024. For the fourth quarter of 2025, return on average assets increased to 1.80% and return on average common shareholders’ equity increased to 12.94% from 1.42% and 11.21%, respectively, in the fourth quarter of 2024.
•Cash dividend of $0.40 per common share was approved, up 11.11% from the cash dividend declared a year ago.
•Average loans and leases grew $336.29 million, up 5.10% during 2025 to $6.93 billion from $6.60 billion in 2024.
•Average deposits increased $263.33 million, up 3.70% to $7.38 billion during 2025 from $7.12 billion in 2024. Average deposits, net of brokered deposits, increased $338.84 million, up 5.18% to $6.88 billion during 2025 from $6.54 billion in 2024.
•Tax-equivalent net interest margin was 4.07% for 2025, up 43 basis points from 2024 and was 4.29% for the fourth quarter of 2025, up 20 basis points from the prior quarter and up 51 basis points from the fourth quarter of 2024. Net interest recoveries had a positive 14 basis point impact on the fourth quarter 2025 tax-equivalent net interest margin compared to a positive three basis point impact during the previous quarter and the fourth quarter of 2024.
South Bend, IN — 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported record net income of $158.28 million for 2025, an increase of 19.34% compared to $132.62 million earned in 2024. Fourth quarter net income was $41.14 million, an increase of 30.87% compared to $31.44 million earned in the fourth quarter of 2024. Diluted net income per common share for the year was a record $6.41, up 19.59% from the $5.36 earned a year earlier. Diluted net income per common share for the fourth quarter was $1.67, up 31.50% from the $1.27 earned in the fourth quarter of the previous year.
Return on average assets increased to 1.76% and return on average common shareholders’ equity increased to 13.16% for the full year 2025 from 1.52% and 12.54%, respectively, in 2024. For the fourth quarter of 2025, return on average assets increased to 1.80% and return on average common shareholders’ equity increased to 12.94% from 1.42% and 11.21%, respectively, in the fourth quarter of 2024. The increase in both ratios was mainly due to a larger percentage increase in net income compared to the percent increase in average assets and average common shareholders’ equity for both periods presented.
At its January 2026 meeting, the Board of Directors approved a cash dividend of $0.40 per common share, up 11.11% from the $0.36 per common share declared a year ago. The cash dividend is payable to shareholders of record on February 3, 2026, and will be paid on February 13, 2026.

Andrea G. Short, President and Chief Executive Officer, commented, “We are pleased to announce record net income for the fifth year in a row and we reached our 38th consecutive year of dividend growth. We were able to grow average loans and leases by $336.29 million or 5.10% and average deposits, net of brokered deposits, increased by $338.84 million or 5.18% from 2024. Higher rates on investment securities, relatively stable rates on loans and leases, and lower deposit and short-term borrowing rates resulted in tax-equivalent net interest margin expansion during 2025 to 4.07% from 3.64% in 2024. During the fourth quarter, we also experienced margin expansion of 20 basis points. Net interest recoveries had a positive 14 basis point impact on the fourth quarter 2025 tax-equivalent net interest margin compared to a positive three basis point impact during the previous quarter. We had net charge-offs to average loans and leases of 0.06% in 2025 compared to 0.09% in 2024. These positive income statement results were supported by a strong balance sheet. During the year, we maintained strong liquidity and upheld our historically conservative capital structure. I am extremely proud that my colleagues were able to achieve such positive results despite the unique challenges of the last several years.
“We were also delighted to learn that Chris Murphy, our Executive Chairman was honored with a 2025 Leaders in Banking Excellence Award by the Indiana Bankers Association. These awards showcase exceptional individuals who have positively impacted Indiana banks and the communities they serve. Chris’ contributions over the past 50-plus years have helped shape the Indiana banking community. He is a passionate advocate for our clients, our communities, and community banks and is a true example of what it means to be a servant leader.
“Finally, in the fourth quarter, we rolled out a new platform called Online & Mobile Banking for Business. This new suite of services allows small business owners a fast, reliable, and convenient way to manage their business accounts online. It gives them new tools to help them simplify payments, create team account access for their employees, and manage their cashflow more quickly and easily with no manual data entry. This new platform is one more way we are showing our commitment to supporting small businesses in the communities where we live and serve.” Ms. Short concluded.
Christopher J. Murphy III, Executive Chairman, added, “During the fourth quarter of 2025, we were very pleased to learn that we are in rare company to be named among Piper Sandler’s Sm-All Stars for the third year in a row. The list identifies the top performing small-cap banks and thrifts in the country. To earn this prestigious status, companies need to have a market cap below $2.5 billion and meet a range of criteria related to growth, profitability, credit quality, and capital strength.

Additionally, we were pleased to learn that 1st Source once again received a “Superior” Bauer 5-Star Rating, the highest rating by BauerFinancial. The ratings are based on several factors including capital ratio, profitability/loss trend, evaluation of the level of delinquent loans, repossessed assets, the market versus book value of the investment portfolio, the community reinvestment rating (CRA), liquidity and more.” Mr. Murphy concluded.
FULL YEAR AND FOURTH QUARTER 2025 FINANCIAL RESULTS
Loans
Annual average loans and leases of $6.93 billion increased $336.29 million, up 5.10% from the full year 2024. Quarterly average loans and leases of $6.95 billion increased $276.67 million, up 4.14% in the fourth quarter of 2025 from the year ago quarter and have decreased $62.30 million, down 0.89% from the third quarter of this year. Strong growth primarily within our Renewable Energy, Commercial Real Estate, Construction Equipment and Residential Real Estate and Home Equity portfolios drove total average loans and leases higher during the year offset by a reduction in the Auto and Light Truck portfolio mainly due to auto rental clients downsizing their fleets during the year.

Deposits
Annual average deposits for 2025 were $7.38 billion, an increase of $263.33 million, up 3.70% from 2024. Quarterly average deposits of $7.42 billion grew $274.86 million, up 3.85% compared to the same quarter last year and were relatively flat compared to the third quarter of this year. Growth over the last year came from non-brokered time deposits, money market accounts, and interest-bearing demand deposits offset by a decrease in more expensive brokered deposits. Average brokered deposits decreased $75.50 million or 13.00% during the full year and decreased $162.09 million or 29.77% during the fourth quarter. At December 31, 2025, the composition of our deposit portfolio continued to reflect a well-balanced, high quality mix across our deposit categories. Core deposits represented 91.07% of total deposits and noninterest-bearing demand deposits represented 22.15% of total deposits at year-end 2025.
Net Interest Income and Net Interest Margin
For full year 2025, tax-equivalent net interest income was $348.79 million, an increase of $47.38 million, up 15.72% compared to the full year 2024. Fourth quarter 2025 tax-equivalent net interest income of $93.45 million increased $13.94 million, up 17.53% from the fourth quarter a year ago and increased $4.55 million, up 5.12% from the third quarter.
Net interest margin for the year ending December 31, 2025 was 4.07%, an increase of 44 basis points from the 3.63% for the year ending December 31, 2024. Net interest margin on a tax-equivalent basis for the year ending December 31, 2025 was 4.07%, an increase of 43 basis points from the 3.64% for the year ending December 31, 2024. Net interest recoveries positively contributed six basis points to the 2025 tax-equivalent net interest margin compared to a positive three basis point impact during 2024.
Fourth quarter 2025 net interest margin was 4.28%, an increase of 51 basis points from the 3.77% for the same period in 2024 and an increase of 20 basis points from the prior quarter. Fourth quarter 2025 net interest margin on a fully tax-equivalent basis was also 4.29%, an increase of 51 basis points from the 3.78% for the same period in 2024 and an increase of 20 basis points from the 4.09% in the prior quarter. Net interest recoveries had a positive 14 basis point impact on the fourth quarter 2025 tax-equivalent net interest margin compared to a positive three basis point impact during the fourth quarter of 2024.
Noninterest Income
Noninterest income for the twelve months ended December 31, 2025 was $85.60 million, down $0.70 million or 0.82% compared to the twelve months ended December 31, 2024. Fourth quarter 2025 noninterest income of $17.54 million decreased $0.95 million, or 5.11% from the fourth quarter a year ago and decreased $4.37 million or 19.94% from the third quarter.
Noninterest income during the twelve months ended December 31, 2025 was lower compared to a year ago mainly from realized losses of $8.68 million from repositioning available-for-sale investment securities compared to realized losses of $3.90 million during 2024. The securities sold during 2025 had a weighted average yield of 0.92% and were replaced with securities having a weighted average yield of 3.66%. The cumulative breakeven on these transactions is estimated to be approximately 1.5 years. Additionally, noninterest income decreased from lower equipment rental income due to a decrease in the equipment rental portfolio as demand for operating leases continues to decline. These decreases were offset by higher partnership investment gains related to the sale of renewable energy tax equity investments, increased trust and wealth advisory income primarily from increased assets under management during the year, a rise in insurance commissions including contingent commissions, and growth in interest rate swap fees.
The decrease in noninterest income from the previous quarter was mainly due to higher losses from repositioning available-for-sale securities. The securities sold during the quarter had a weighted average yield of 0.91% and were replaced with securities having a weighted average yield of 3.64%. The breakeven on this transaction is estimated to be approximately 1.7 years. Additionally, we had a write-down of $0.77 million on a small business capital investment during the fourth quarter. These decreases were offset by increased trust and wealth advisory income primarily from estate fees and positive market performance during the quarter.

Noninterest Expense
Noninterest expense for the twelve months ended December 31, 2025 was $216.84 million, an increase of $13.24 million, or 6.50% compared to the same period a year ago. Fourth quarter 2025 noninterest expense of $56.56 million increased $2.35 million, or 4.33% from the fourth quarter a year ago and increased $1.78 million or 3.25% from the prior quarter.
The increase in noninterest expense for 2025 from 2024 was primarily due to higher salaries and benefits which included higher base salaries as a result of normal merit increases, a rise in incentive compensation and group insurance claims, as well as higher company contributions to employee retirement accounts due to the utilization of accumulated plan forfeitures of $0.65 million during 2024. Also contributing to higher noninterest expense was increased data processing costs related to technology projects and $1.10 million in charitable contributions. These increases were offset by lower leased equipment depreciation and decreased insurance premiums.
The increase in noninterest expense from the previous quarter was mainly due to higher salaries and wages from normal merit increases and increased incentive compensation, as well as higher group insurance claims, and increased professional fees. These increases were offset by fewer charitable contributions and lower debit card loss activity.
Credit
The allowance for loan and lease losses as of December 31, 2025 was 2.30% of total loans and leases compared to 2.32% at September 30, 2025, and 2.27% at December 31, 2024.
Net charge-offs for the full year of 2025 were $4.21 million compared to net charge-offs of $5.68 million in 2024. This resulted in net charge-offs to average loans and leases of 0.06% for 2025 compared to net charge-offs of 0.09% for 2024. Net charge-offs in the fourth quarter of 2025 were $0.28 million compared with net charge-offs of $0.69 million in the same quarter a year ago and $1.88 million of net charge-offs in the previous quarter.
The provision for credit losses was $12.56 million for the twelve months ended December 31, 2025, and included $0.71 million for the fourth quarter of 2025, an increase of $0.10 million and a decrease of $2.87 million, respectively, compared with the same periods in 2024. The ratio of nonperforming assets to loans and leases was 1.10% as of December 31, 2025, compared to 0.91% on September 30, 2025 and 0.46% on December 31, 2024. Nonperforming assets increased $14.19 million during the fourth quarter primarily due to the addition of one auto rental client, with whom we are actively engaged and pursuing resolution strategies.
Capital
As of December 31, 2025, the common equity-to-assets ratio was 14.08%, compared to 13.65% at September 30, 2025 and 12.44% a year ago. The tangible common equity-to-tangible assets ratio was 13.28% at December 31, 2025 compared to 12.85% at September 30, 2025 and 11.61% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 15.52% at December 31, 2025 compared to 15.18% at September 30, 2025 and 14.21% a year ago.
During the fourth quarter and full year of 2025, 69,673 shares and 230,036 shares were repurchased for treasury reducing common shareholders’ equity by $4.19 million and $13.87 million, respectively.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 78 banking centers, 16 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations, 13 1st Source Insurance offices, and three loan production offices.

FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
4th QUARTER 2025 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
AVERAGE BALANCES
Assets	$9,070,471	$9,033,539	$8,824,464	$8,981,337	$8,739,539
Earning assets	8,651,605	8,625,825	8,378,064	8,563,593	8,284,489
Investments	1,519,175	1,472,520	1,580,016	1,496,807	1,570,364
Loans and leases	6,953,090	7,015,389	6,676,421	6,934,619	6,598,329
Deposits	7,421,006	7,424,112	7,146,149	7,382,291	7,118,957
Interest bearing liabilities	5,956,902	5,992,547	5,841,096	5,967,003	5,838,539
Common shareholders’ equity	1,261,725	1,219,234	1,115,473	1,202,863	1,057,331
Total equity	1,306,954	1,276,923	1,186,337	1,259,876	1,130,342
INCOME STATEMENT DATA
Net interest income	$93,295	$88,750	$79,366	$348,175	$300,817
Net interest income - FTE(1)	93,453	88,904	79,516	348,787	301,403
Provision for credit losses	711	896	3,580	12,562	12,466
Noninterest income	17,537	21,906	18,482	85,603	86,307
Noninterest expense	56,557	54,776	54,208	216,839	203,601
Net income	41,131	42,279	31,437	158,259	132,618
Net income available to common shareholders	41,142	42,296	31,438	158,277	132,623
PER SHARE DATA
Basic net income per common share	$1.67	$1.71	$1.27	$6.41	$5.36
Diluted net income per common share	1.67	1.71	1.27	6.41	5.36
Common cash dividends declared	0.40	0.38	0.36	1.52	1.40
Book value per common share(2)	52.32	50.60	45.31	52.32	45.31
Tangible book value per common share(1)	48.88	47.17	41.89	48.88	41.89
Market value - High	67.39	66.15	68.13	67.77	68.13
Market value - Low	56.89	58.06	57.04	52.14	47.30
Basic weighted average common shares outstanding	24,391,070	24,472,035	24,515,454	24,487,374	24,496,148
Diluted weighted average common shares outstanding	24,391,070	24,472,035	24,515,454	24,487,374	24,496,148
KEY RATIOS
Return on average assets	1.80%	1.86%	1.42%	1.76%	1.52%
Return on average common shareholders’ equity	12.94	13.76	11.21	13.16	12.54
Average common shareholders’ equity to average assets	13.91	13.50	12.64	13.39	12.10
End of period tangible common equity to tangible assets(1)	13.28	12.85	11.61	13.28	11.61
Risk-based capital - Common Equity Tier 1(3)	15.52	15.18	14.21	15.52	14.21
Risk-based capital - Tier 1(3)	16.79	16.59	15.82	16.79	15.82
Risk-based capital - Total(3)	18.05	17.85	17.08	18.05	17.08
Net interest margin	4.28	4.08	3.77	4.07	3.63
Net interest margin - FTE(1)	4.29	4.09	3.78	4.07	3.64
Efficiency ratio: expense to revenue	51.03	49.50	55.40	49.99	52.59
Efficiency ratio: expense to revenue - adjusted(1)	48.56	49.17	53.01	49.32	51.90
Net charge-offs to average loans and leases	0.02	0.11	0.04	0.06	0.09
Loan and lease loss allowance to loans and leases	2.30	2.32	2.27	2.30	2.27
Nonperforming assets to loans and leases	1.10	0.91	0.46	1.10	0.46

	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
END OF PERIOD BALANCES
Assets	$9,055,270	$9,056,691	$9,087,162	$8,963,114	$8,931,938
Loans and leases	7,046,669	6,964,454	7,097,969	6,863,393	6,854,808
Deposits	7,225,575	7,409,819	7,442,669	7,417,765	7,230,035
Allowance for loan and lease losses	161,846	161,430	163,484	157,470	155,540
Goodwill and intangible assets	83,895	83,895	83,895	83,895	83,897
Common shareholders’ equity	1,274,971	1,236,472	1,198,589	1,161,459	1,111,068
Total equity	1,318,090	1,291,431	1,257,424	1,220,542	1,181,506
ASSET QUALITY
Loans and leases past due 90 days or more	$460	$317	$198	$122	$106
Nonaccrual loans and leases	76,602	62,264	71,732	40,540	30,613
Other real estate	—	120	—	—	460
Repossessions	267	435	3,549	2,410	155
Equipment owned under operating leases	49	56	62	—	—
Total nonperforming assets	$77,378	$63,192	$75,541	$43,072	$31,334
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31,	September 30,	June 30,	December 31,
	2025	2025	2025	2024
ASSETS
Cash and due from banks	$69,249	$75,316	$88,810	$76,837
Federal funds sold and interest bearing deposits with other banks	50,608	138,942	60,298	47,989
Investment securities available-for-sale, at fair value (amortized cost of $1,568,429, $1,555,564, $1,530,847, and $1,650,684 at December 31, 2025, September 30, 2025, June 30, 2025, and December 31, 2024, respectively)	1,522,486	1,495,117	1,456,157	1,536,299
Other investments	22,140	22,140	22,140	23,855
Mortgages held for sale	4,866	7,110	4,334	2,569
Loans and leases, net of unearned discount:
Commercial and agricultural	797,592	759,167	835,826	772,974
Renewable energy	652,799	603,715	573,226	487,266
Auto and light truck	887,876	924,992	972,461	948,435
Medium and heavy duty truck	269,749	280,302	282,875	289,623
Aircraft	1,086,821	1,095,423	1,134,838	1,123,797
Construction equipment	1,221,135	1,207,446	1,207,209	1,203,912
Commercial real estate	1,269,765	1,244,306	1,252,750	1,215,265
Residential real estate and home equity	740,777	726,585	714,026	680,071
Consumer	120,155	122,518	124,758	133,465
Total loans and leases	7,046,669	6,964,454	7,097,969	6,854,808
Allowance for loan and lease losses	(161,846)	(161,430)	(163,484)	(155,540)
Net loans and leases	6,884,823	6,803,024	6,934,485	6,699,268
Equipment owned under operating leases, net	6,964	7,649	8,653	11,483
Premises and equipment, net	58,318	57,852	55,602	53,456
Goodwill and intangible assets	83,895	83,895	83,895	83,897
Accrued income and other assets	351,921	365,646	372,788	396,285
Total assets	$9,055,270	$9,056,691	$9,087,162	$8,931,938
LIABILITIES
Deposits:
Noninterest bearing demand	$1,600,495	$1,633,786	$1,583,621	$1,639,101
Interest-bearing deposits:
Interest-bearing demand	2,592,202	2,512,205	2,601,353	2,544,839
Savings	1,446,278	1,396,931	1,359,841	1,256,370
Time	1,586,600	1,866,897	1,897,854	1,789,725
Total interest-bearing deposits	5,625,080	5,776,033	5,859,048	5,590,934
Total deposits	7,225,575	7,409,819	7,442,669	7,230,035
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	112,470	72,190	58,242	72,346
Other short-term borrowings	126,151	1,384	51,816	176,852
Total short-term borrowings	238,621	73,574	110,058	249,198
Long-term debt and mandatorily redeemable securities	43,330	42,234	41,850	39,156
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	170,890	180,869	176,397	173,279
Total liabilities	7,737,180	7,765,260	7,829,738	7,750,432
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at December 31, 2025, September 30, 2025, June 30, 2025, and December 31, 2024	436,538	436,538	436,538	436,538
Retained earnings	1,015,160	983,615	950,363	890,937
Cost of common stock in treasury (3,836,656, 3,771,570, 3,674,878, and 3,685,512 shares at December 31, 2025, September 30, 2025, June 30, 2025, and December 31, 2024, respectively)	(141,950)	(137,818)	(131,551)	(129,175)
Accumulated other comprehensive loss	(34,777)	(45,863)	(56,761)	(87,232)
Total shareholders’ equity	1,274,971	1,236,472	1,198,589	1,111,068
Noncontrolling interests	43,119	54,959	58,835	70,438
Total equity	1,318,090	1,291,431	1,257,424	1,181,506
Total liabilities and equity	$9,055,270	$9,056,691	$9,087,162	$8,931,938

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Interest income:
Loans and leases	$119,981	$120,242	$113,826	$471,013	$451,329
Investment securities, taxable	10,802	8,803	7,621	36,360	25,720
Investment securities, tax-exempt	316	301	278	1,191	1,043
Other	1,887	1,542	1,425	5,830	5,925
Total interest income	132,986	130,888	123,150	514,394	484,017
Interest expense:
Deposits	37,308	39,654	40,221	155,914	166,842
Short-term borrowings	234	307	2,207	1,582	8,976
Subordinated notes	1,002	1,010	1,041	4,033	4,217
Long-term debt and mandatorily redeemable securities	1,147	1,167	315	4,690	3,165
Total interest expense	39,691	42,138	43,784	166,219	183,200
Net interest income	93,295	88,750	79,366	348,175	300,817
Provision for credit losses:
Provision (recovery of provision) for credit losses — loans and leases	695	(179)	3,904	10,512	13,663
Provision (recovery of provision) for credit losses — unfunded loan commitments	16	1,075	(324)	2,050	(1,197)
Total provision for credit losses	711	896	3,580	12,562	12,466
Net interest income after provision for credit losses	92,584	87,854	75,786	335,613	288,351
Noninterest income:
Trust and wealth advisory	7,110	6,825	6,817	27,867	26,709
Service charges on deposit accounts	3,487	3,437	3,325	13,184	12,877
Debit card	4,528	4,530	4,424	17,774	17,785
Mortgage banking	1,103	1,031	938	4,103	4,210
Insurance commissions	1,730	1,845	1,702	7,700	6,730
Equipment rental	650	693	1,102	3,021	5,171
Losses on investment securities available-for-sale	(5,805)	(1,877)	(3,889)	(8,679)	(3,889)
Other	4,734	5,422	4,063	20,633	16,714
Total noninterest income	17,537	21,906	18,482	85,603	86,307
Noninterest expense:
Salaries and employee benefits	33,432	32,217	31,825	129,564	121,909
Net occupancy	3,380	3,085	3,024	12,724	11,939
Furniture and equipment	1,857	1,566	1,702	6,454	5,612
Data processing	7,565	7,578	7,353	29,844	27,567
Depreciation — leased equipment	521	557	879	2,415	4,073
Professional fees	2,183	1,765	2,112	7,115	7,098
FDIC and other insurance	1,461	1,454	1,435	5,793	6,142
Business development and marketing	2,200	2,846	1,435	8,855	6,876
Other	3,958	3,708	4,443	14,075	12,385
Total noninterest expense	56,557	54,776	54,208	216,839	203,601
Income before income taxes	53,564	54,984	40,060	204,377	171,057
Income tax expense	12,433	12,705	8,623	46,118	38,439
Net income	41,131	42,279	31,437	158,259	132,618
Net loss attributable to noncontrolling interests	11	17	1	18	5
Net income available to common shareholders	$41,142	$42,296	$31,438	$158,277	$132,623
Per common share:
Basic net income per common share	$1.67	$1.71	$1.27	$6.41	$5.36
Diluted net income per common share	$1.67	$1.71	$1.27	$6.41	$5.36
Basic weighted average common shares outstanding	24,391,070	24,472,035	24,515,454	24,487,374	24,496,148
Diluted weighted average common shares outstanding	24,391,070	24,472,035	24,515,454	24,487,374	24,496,148

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,483,960	$10,802	2.89%	$1,439,793	$8,803	2.43%	$1,548,340	$7,621	1.96%
Tax-exempt(1)	35,215	398	4.48%	32,727	379	4.59%	31,676	350	4.40%
Mortgages held for sale	5,228	78	5.92%	4,516	73	6.41%	3,159	52	6.55%
Loans and leases, net of unearned discount(1)	6,953,090	119,979	6.85%	7,015,389	120,245	6.80%	6,676,421	113,852	6.78%
Other investments	174,112	1,887	4.30%	133,400	1,542	4.59%	118,468	1,425	4.79%
Total earning assets(1)	8,651,605	133,144	6.11%	8,625,825	131,042	6.03%	8,378,064	123,300	5.85%
Cash and due from banks	75,004			59,957			74,243
Allowance for loan and lease losses	(162,941)			(164,984)			(153,798)
Other assets	506,803			512,741			525,955
Total assets	$9,070,471			$9,033,539			$8,824,464

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,783,353	$37,308	2.56%	$5,817,284	$39,654	2.70%	$5,506,501	$40,221	2.91%
Short-term borrowings:
Securities sold under agreements to repurchase	59,330	121	0.81%	59,297	148	0.99%	67,697	176	1.03%
Other short-term borrowings	13,028	113	3.44%	15,556	159	4.06%	169,133	2,031	4.78%
Subordinated notes	58,764	1,002	6.76%	58,764	1,010	6.82%	58,764	1,041	7.05%
Long-term debt and mandatorily redeemable securities	42,427	1,147	10.73%	41,646	1,167	11.12%	39,001	315	3.21%
Total interest-bearing liabilities	5,956,902	39,691	2.64%	5,992,547	42,138	2.79%	5,841,096	43,784	2.98%
Noninterest-bearing deposits	1,637,653			1,606,828			1,639,648
Other liabilities	168,962			157,241			157,383
Shareholders’ equity	1,261,725			1,219,234			1,115,473
Noncontrolling interests	45,229			57,689			70,864
Total liabilities and equity	$9,070,471			$9,033,539			$8,824,464
Less: Fully tax-equivalent adjustments		(158)			(154)			(150)
Net interest income/margin (GAAP-derived)(1)		$93,295	4.28%		$88,750	4.08%		$79,366	3.77%
Fully tax-equivalent adjustments		158			154			150
Net interest income/margin - FTE(1)		$93,453	4.29%		$88,904	4.09%		$79,516	3.78%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Twelve Months Ended
	December 31, 2025			December 31, 2024
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,463,913	$36,360	2.48%	$1,539,900	$25,720	1.67%
Tax-exempt(1)	32,894	1,501	4.56%	30,464	1,312	4.31%
Mortgages held for sale	3,894	245	6.29%	3,233	214	6.62%
Loans and leases, net of unearned discount(1)	6,934,619	471,070	6.79%	6,598,329	451,432	6.84%
Other investments	128,273	5,830	4.54%	112,563	5,925	5.26%
Total earning assets(1)	8,563,593	515,006	6.01%	8,284,489	484,603	5.85%
Cash and due from banks	66,638			65,285
Allowance for loan and lease losses	(161,191)			(151,050)
Other assets	512,297			540,815
Total assets	$8,981,337			$8,739,539

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,780,337	$155,914	2.70%	$5,509,956	$166,842	3.03%
Short-term borrowings:
Securities sold under agreements to repurchase	59,433	494	0.83%	60,388	542	0.90%
Other short-term borrowings	27,191	1,088	4.00%	168,460	8,434	5.01%
Subordinated notes	58,764	4,033	6.86%	58,764	4,217	7.18%
Long-term debt and mandatorily redeemable securities	41,278	4,690	11.36%	40,971	3,165	7.72%
Total interest-bearing liabilities	5,967,003	166,219	2.79%	5,838,539	183,200	3.14%
Noninterest-bearing deposits	1,601,954			1,609,001
Other liabilities	152,504			161,657
Shareholders’ equity	1,202,863			1,057,331
Noncontrolling interests	57,013			73,011
Total liabilities and equity	$8,981,337			$8,739,539
Less: Fully tax-equivalent adjustments		(612)			(586)
Net interest income/margin (GAAP-derived)(1)		$348,175	4.07%		$300,817	3.63%
Fully tax-equivalent adjustments		612			586
Net interest income/margin - FTE(1)		$348,787	4.07%		$301,403	3.64%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2025	2025	2024	2025	2024
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$132,986	$130,888	$123,150	$514,394	$484,017
	Fully tax-equivalent adjustments:
(B)	- Loans and leases	76	76	78	302	317
(C)	- Tax-exempt investment securities	82	78	72	310	269
(D)	Interest income - FTE (A+B+C)	133,144	131,042	123,300	515,006	484,603
(E)	Interest expense (GAAP)	39,691	42,138	43,784	166,219	183,200
(F)	Net interest income (GAAP) (A–E)	93,295	88,750	79,366	348,175	300,817
(G)	Net interest income - FTE (D–E)	93,453	88,904	79,516	348,787	301,403
(H)	Annualization factor	3.967	3.967	3.978	1.000	1.000
(I)	Total earning assets	$8,651,605	$8,625,825	$8,378,064	$8,563,593	$8,284,489
	Net interest margin (GAAP-derived) (F*H)/I	4.28%	4.08%	3.77%	4.07%	3.63%
	Net interest margin - FTE (G*H)/I	4.29%	4.09%	3.78%	4.07%	3.64%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$93,295	$88,750	$79,366	$348,175	$300,817
(G)	Net interest income - FTE	93,453	88,904	79,516	348,787	301,403
(J)	Plus: noninterest income (GAAP)	17,537	21,906	18,482	85,603	86,307
(K)	Less: gains/losses on investment securities and partnership investments	4,919	9	3,487	2,762	809
(L)	Less: depreciation - leased equipment	(521)	(557)	(879)	(2,415)	(4,073)
(M)	Total net revenue (GAAP) (F+J)	110,832	110,656	97,848	433,778	387,124
(N)	Total net revenue - adjusted (G+J–K–L)	115,388	110,262	100,606	434,737	384,446
(O)	Noninterest expense (GAAP)	56,557	54,776	54,208	216,839	203,601
(L)	Less: depreciation - leased equipment	(521)	(557)	(879)	(2,415)	(4,073)
(P)	Noninterest expense - adjusted (O–L)	56,036	54,219	53,329	214,424	199,528
	Efficiency ratio (GAAP-derived) (O/M)	51.03%	49.50%	55.40%	49.99%	52.59%
	Efficiency ratio - adjusted (P/N)	48.56%	49.17%	53.01%	49.32%	51.90%

		End of Period
		December 31,	September 30,	December 31,
		2025	2025	2024
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$1,274,971	$1,236,472	$1,111,068
(R)	Less: goodwill and intangible assets	(83,895)	(83,895)	(83,897)
(S)	Total tangible common shareholders’ equity (Q–R)	$1,191,076	$1,152,577	$1,027,171
(T)	Total assets (GAAP)	9,055,270	9,056,691	8,931,938
(R)	Less: goodwill and intangible assets	(83,895)	(83,895)	(83,897)
(U)	Total tangible assets (T–R)	$8,971,375	$8,972,796	$8,848,041
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	14.08%	13.65%	12.44%
	Tangible common equity-to-tangible assets ratio (S/U)	13.28%	12.85%	11.61%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$1,274,971	$1,236,472	$1,111,068
(V)	Actual common shares outstanding	24,369,018	24,434,104	24,520,162
	Book value per common share (GAAP-derived) (Q/V)*1000	$52.32	$50.60	$45.31
	Tangible common book value per share (S/V)*1000	$48.88	$47.17	$41.89
The NASDAQ Stock Market National Market Symbol: “SRCE” (CUSIP #336901 10 3)
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